Certification of Chief Executive Officer

 and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Shimoda Marketing, Inc., (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael B. Cranfill, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SHIMODA MARKETING, INC.

/s/Michael B. Cranfill

MICHAEL B. CRANFILL

Chief Executive Officer

Chief Financial Officer

November 13, 2008